Registration No. 333-71730

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chinawe.com Inc.

(Exact name of registrant as specified in its charter)

California	95-462728
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 1307, Block A

Fuk Keung Industrial Building

66-68 Tong Mei Road

Kowloon, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

Chinawe.com Inc. 2001 Restricted Stock Plan

(Full title of the plan)

Ken Wai

Chinawe.com Inc.

Room 1307, Block A

Fuk Keung Industrial Building

66-68 Tong Mei Road

Kowloon, Hong Kong

(Name and address of agent for service)

(852) 23810818

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1, filed by Chinawe.com Inc., a California corporation (the “Company”), relates to the Company’s Registration Statement on Form S-8 (File No. 333-71730) (the “Registration Statement”), which was filed with the Commission on October 17, 2001, pertaining to the registration of 5,000,000 shares of common stock of the Company pursuant to the Chinawe.com Inc. 2001 Restricted Stock Plan (the “2001 Plan”).

No awards were made under the 2001 Plan prior to its expiration on January 1, 2012. Accordingly, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kowloon, Hong Kong, on March 20, 2012.

CHINAWE.COM INC.

By:	/s/ Man Keung Wai
Man Keung Wai
Chief Executive Officer
(Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Man Keung Wai Man Keung Wai	Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	March 20, 2012

/s/ Man Ying Ken Wai	Vice President of Marketing, Secretary and Director	March 20, 2012
Man Ying Ken Wai

/s/ Barry Yiu	Vice President and Director	March 20, 2012
Barry Yiu